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                                 PROMISSORY NOTE


 $25,000.00 USA                                          Date: January 12, 2007

 FOR VALUE RECEIVED, QUANTUM ENERGY INC (the "Promissor'`) hereby promises to pay to COACH CAPITAL LLC, or such other holder for the time being hereof (the "Holder"), the principal amount of Twenty-five Thousand Dollars ($25,000.00) in United States currency (the "Principal Amount"), and to pay interest thereon at the rate of ten per cent (10%) per annum calculated annually from. January 12, 2007 on so much, of the Principal Amount as shall be outstanding from time to time, ON DEMAND.

Time shall be of the essence of this Note. Extension of time for payment of all or. any part of the amount owing hereunder at any time or times, or failure of the Holder to enforce any of the rights or remedies hereunder, shall not release the Promissor and shall not constitute a waiver of the rights of the Holder to enforce such rights and remedies thereafter.

Should suit be brought to recover on this Note, the Promissor promises to pay reasonable attorney's fees and court costs in addition to the amount found to be due on this Note.

IN WITNESS WHEREOF the Promissor has executed this Note on January 12, 2007.


QUANTUM ENERGY, INC.


By: /s/
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Authorized Signatory